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                                                                   Exhibit 23(i)

                              ACCOUNTANTS' CONSENT



        We have issued our report dated February 16, 1998, accompanying the financial statements of Camco Financial Corporation 401(k) Salary Savings Plan which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in Camco's Form S-8 (33-88072).

Grant Thornton LLP

Cincinnati, Ohio
March 27, 1998



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